UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

___________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

___________________________________

April 28, 2005

Date of Report (Date of earliest event reported)

___________________________________

NTL Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-22616 (Commission File Number)	52-1822078 (IRS Employer Identification No.)
909 Third Avenue, Suite 2863, New York, New York 10022 (Address of principal executive offices) (Zip Code)

(212) 906-8440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2005, NTL Incorporated (the “Company”) granted stock options and restricted stock units to its executive officers. These grants were part of a new round of long term incentives for approximately 130 executives under the NTL 2004 Stock Incentive Plan. The Company’s compensation committee determined that it would be appropriate and in the best interests of the Company and its shareholders to provide these new long term incentives in order to provide management with financial incentives to remain with the Company beyond 2005, when the Company’s existing Long Term Incentive Plan will expire, and to continue to contribute to the success of the Company and its businesses.

The number of stock options granted to these executives was based on a value of underlying shares equal to fifty percent of the executives’ current annual base salaries. The options have a 10-year term and will vest, subject to continued employment, in 20% increments on each of January 1, 2006, 2007, 2008, 2009 and 2010. The options do not accelerate in the event of a change in control of the Company.

The Company also granted restricted stock units to these executives. The number of restricted stock units granted to the executives has an aggregate value equal to fifty percent of the executives’ current annual base salaries. Each restricted stock unit represents a contractual right to receive, upon vesting, one share of common stock or cash equal to the value of one share of common stock on the vesting date. The restricted stock units will vest if (1) the Company meets certain cash flow targets based on its long term model in respect of the period from January 1, 2005 through December 31, 2007 and (2) the executive remains continuously employed through the payment date (which will not be later than April 30, 2008). If the performance targets are not met, or if the executive’s employment terminates prior to the payment date, the restricted stock units will be forfeited. The restricted stock units do not accelerate in the event of a change in control of the Company.

The following chart sets forth the number of stock options and restricted stock units granted to each of the Company’s executive officers.

Name of Executive	Number of Stock Options	Number of Restricted Stock Units
Bryan H. Hall, Secretary and General Counsel	12,905	4,486
Robert C. Gale, Vice President—Controller	6,645	2,310

The Company intends to grant options and restricted stock units on the same terms and conditions described above to Simon P. Duffy, the Company’s chief executive officer, and Jacques Kerrest, the Company’s chief financial officer, but to date has not done so.

The foregoing summary is qualified in its entirety by the text of the applicable grant agreements, copies of which are attached as exhibits to this report.

Item 9.01. Exhibits

Exhibit	Description
10.1	Form of Non-Qualified Stock Option Notice (to be used for Mr. Gale)
10.2	Form of Incentive Stock Option Notice (to be used for Mr. Hall)
10.3	Form of Restricted Stock Unit Agreement (to be used for Mr. Gale and Mr. Hall)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2005

NTL INCORPORATED
By:	/s/ Bryan H. Hall
Name: Bryan H. Hall Title: Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Non-Qualified Stock Option Notice (to be used for Mr. Gale)
10.2	Form of Incentive Stock Option Notice (to be used for Mr. Hall)
10.3	Form of Restricted Stock Unit Agreement (to be used for Mr. Gale and Mr. Hall)